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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-3 of our report dated October 3, 2001, appearing in the Current Report on Form 8-K of Fisher Scientific International Inc. filed on January 11, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Warady & Davis LLP
Deerfield, Illinois
January 18, 2002